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REGISTERED                                                REGISTERED NO. R-1
U.S. $100,000,000                                         CUSIP NO.: 524901 AC 9

                 THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEES ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                                LEGG MASON, INC.

                          6 1/2% SENIOR NOTES DUE 2006

                 Legg Mason, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor Person under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or
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registered assigns, the principal sum of One Hundred Million United States
Dollars (U.S. $100,000,000) on February 15, 2006 (the "Maturity Date"), at the office or agency of the Company referred to below, and to pay interest thereon semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1996 (each such date an "Interest Payment Date"), at the rate of 6 1/2% per annum, until the principal hereof is paid or duly provided for.

                 The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York. The Company hereby initially designates the Corporate Trust Office of the Trustee in the City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Company in respect of the Notes or the Senior Indenture referred to in the succeeding pages hereof may be served.

                 Interest on this Note will accrue from the most recent payment date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from February 14, 1996, until the principal hereof has been paid or duly made available for payment. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Senior Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the first day of the month in which such Interest Payment Date occurs (whether or not a Business Day) (each such date a "Record Date"), which shall be the February 1 or August 1, as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case



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may be.  "Business Day" means any day, other than a Saturday or a Sunday, on which banking institutions in The City of New York are open for business.

                 Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United states of America as at the time of payment is legal tender for the payment of public and private debts.

                 Reference is made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York, the Trustee under the Senior Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Senior Indenture, or be valid or obligatory for any purpose.





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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  February 14, 1996


                                LEGG MASON, INC.
                                as Issuer


                                By:     [Specimen]
                                        ----------
                                        Name:
                                        Title:


[Seal]

Attest:   [Specimen]
          --------------------
          Authorized Signatory





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TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                        As Trustee



                                        By:     [Specimen]
                                                --------------------
                                                Authorized Signatory

Dated:  February 14, 1996





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                 This security is one of the duly authorized debt securities of the Company (herein called the "Securities" and individually a "Security") issued or to be issued in one or more series under an indenture dated as of February 9, 1996 (herein called the "Senior Indenture") between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a registered global note of a series designated as the 6 1/2% Senior Notes Due 2006, limited in aggregate principal amount to $100,000,000.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Senior Indenture.

                 The Securities of this series are not subject to any sinking fund and are not subject to redemption prior to maturity.

                 The Senior Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

                 The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Senior Indenture also contains provisions permitting the Holders of not less than specified percentages in





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aggregate principal amount of the Outstanding Securities of all series affected, on behalf of the Holders of all the Securities of such series, to waive certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or other such Securities.

                 As set forth in, and subject to, the provisions of the Senior Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Senior Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less that 25% in aggregate principal amount of the Outstanding Securities of each series affected (treated as a single class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected (with all such series voting as a single class) a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

                 No reference herein to the Senior Indenture and no provision of this Security or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                 The Trustee has been appointed registrar of the Securities, and the Trustee will maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Securities. As provided in the Senior Indenture and subject to cer-

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tain limitations therein set forth, this Security may be transferred at the aforesaid office of the Trustee upon surrender of this Security for cancellation and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange therefor, a new Security or Securities having identical terms and provisions and having a like aggregate principal amount in authorized denomination.

                 The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Senior Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Subject to the provisions of the Senior Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 If at any time, (i) the Depository is unwilling, unable or ineligible to continue as Depository and a successor Depository is not appointed by the Company within 90 days, or (ii) the Company determines that the Securities shall no longer be represented by a global Security or Securities, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized


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denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                 This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws.

                 Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Senior Indenture and all indentures supplemental thereto relating to this Security.


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